EXHIBIT 4.19

FIRST AMENDMENT TO

Third AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of August 28, 2024, is among Old Dominion Freight Line, Inc., a Virginia corporation (the “Borrower”), the Lenders (as hereinafter defined) party hereto, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).

The Borrower, the several lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are party to the Third Amended and Restated Credit Agreement dated as of March 22, 2023 (the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement as amended by this First Amendment.

The Borrower has requested that the undersigned Lenders amend the Credit Agreement, and the undersigned Lenders are willing to consent to such amendments on the terms and subject to the conditions set forth herein. The Borrower, the Required Lenders and the Administrative Agent constitute the parties required for purposes of amending the Credit Agreement pursuant to Section 11.5 thereof;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENT TO CREDIT AGREEMENT
1.1
Amendments to the Credit Agreement.
(a)
Definitions.
(i)
Section 1.1 of the Credit Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:

“First Amendment Effective Date” means August 28, 2024.

(ii)
Consolidated Net Interest Expense. The definition of “Consolidated Net Interest Expense” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Net Interest Expense” shall mean, for any period, the difference (but not less than zero) between (i) gross interest expense of the Borrower and its Subsidiaries deducted in the calculation of Consolidated Net Income for such period and (ii) the gross interest income of the Borrower and its Subsidiaries included in the calculation of Consolidated

Net Income for such period, determined on a consolidated basis in accordance with GAAP.

(b)
Amendment to Section 8.5(x). Section 8.5(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(x) Investments (other than Acquisitions) made pursuant to the Borrower’s investment policy, as set forth on Schedule 8.5B as of the First Amendment Effective Date, and as such investment policy may be modified from time to time with the approval of the Audit Committee of the Board of Directors of the Borrower; provided that the Borrower’s investment policy shall not be modified in any manner that would or would reasonably be expected to materially and adversely affect the interests or remedies of the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent; and

(c)
Amendment to Schedule 8.5B. Schedule 8.5B to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 8.5B attached hereto as Exhibit A.
ARTICLE II
CONDITIONS TO EFFECTIVENESS OF AMENDMENT
2.1
The amendments set forth in Article I shall become effective on the date (such date being referred to as the “Amendment Effective Date”) on which each of the following conditions precedent is satisfied:
(a)
The Administrative Agent shall have received counterparts of this First Amendment duly executed by each of (i) the Borrower, (ii) the Administrative Agent, and (iii) the Required Lenders;
(b)
The Administrative Agent shall have received evidence reasonably satisfactory to it that an amendment to the Note Purchase Agreement substantially similar to this First Amendment is effective substantially concurrent with this First Amendment; and
(c)
All fees and expenses due to the Administrative Agent pursuant to Section 4.2 hereof shall have been paid, in each case, to the extent invoiced in reasonable detail prior to the date that is two (2) Business Days (or such lesser period as may be reasonably acceptable to the Borrower) prior to the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this First Amendment, the Borrower represents and warrants on and as of the Amendment Effective Date to the Administrative Agent and the Lenders as follows:

3.1
Authorization; Enforceability. The Borrower has taken all necessary corporate action to execute, deliver and perform the First Amendment, and has validly executed and delivered the First Amendment. This First Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).
3.2
Representations and Warranties; No Default. Each of the representations and warranties of the Borrower contained in Article V of the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (except to the extent such representation and warranty is qualified by materiality or reference to Material Adverse Effect or Material Adverse Change, in which case, such representation and warranty shall be true and correct in all respects or except to the extent that such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date), and no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to this First Amendment and the amendments contemplated hereby.
ARTICLE IV
MISCELLANEOUS
4.1
Confirmation; Ratification and Affirmation. The provisions of the Credit Agreement shall remain in full force and effect following the effectiveness of this First Amendment. The Borrower hereby ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect. This First Amendment constitutes a Credit Document.
4.2
Expenses. The Borrower agrees to pay, promptly upon receipt of a reasonably detailed invoice therefor, all reasonable and documented fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this First Amendment.
4.3
Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.
4.4
Construction. Headings used herein are for convenience of reference only and shall not affect the meaning of this First Amendment.

4.5
Incorporation of Certain Provisions. Sections 1.3, 11.2, 11.3, 11.7, 11.11, and 11.12 of the Credit Agreement shall apply hereto as if fully set forth herein, mutatis mutandis (it being understood that references therein to “this Agreement” or “the Credit Documents” shall refer to the Credit Agreement and the other Credit Documents as amended hereby).

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.

OLD DOMINION FREIGHT LINE, INC., as Borrower

/s/ Anthony Slater

Name: Anthony Slater

Title: Vice President – Treasurer

(signatures continued)

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ Michael J. Stein

Name: Michael J. Stein

Title: Executive Director

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By: /s/ Maggie Keeve

Name: Maggie Keeve

Title: Senior Vice President

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Eric M. Herm

Name: Eric M. Herm

Title: Vice President

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

Exhibit A

SCHEDULE 8.5B

OLD DOMINION FREIGHT LINE, INC.

INVESTMENT POLICY